SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: February 2, 2001

                               AMBIENT CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                             0-23723                 98-0166007
(State or Other Jurisdiction         Commission File         IRS Employer
of Incorporation)                    Number)                 Identification No.)

               1033 Beacon Street, Brookline, Massachusetts 02446
                    (Address of Principal Executive Offices)

                                  617-735-9395
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

      Ambient Corporation (hereinafter, "Ambient" or the "Company") and Cisco Systems, Inc. ("Cisco") entered into a Development and License Agreement (hereinafter, the "Agreement") pursuant to which Cisco and Ambient intend to collaborate in the development of a Headend Router (the "Router") and a Customer Premise Equipment ("CPE"), as well as accessory products (collectively, the "Products") designed to be used as components in Ambient's proposed Internet access solution that uses the low voltage power distribution grid as a means of communication. The Router is intended to be placed at the pole-top or roadside (attached to the power grid) and is designed to facilitate the transfer of high speed data-carrying signals to the standard 120 voltage electrical outlets, thereby facilitating the transmission of high frequency data to the home or business. The CPE is intended to enable the transport of data and voice to the Router, enabling the transmission of data. Cisco is a leading developer, manufacturer and marketer of hardware and software products for use in computer and communications networks.

      The Products comprise an essential component of a proposed comprehensive Internet access solution using the low voltage power distribution grid as a telecommunications media. The proposed access solution contemplates, among other things, the partnering with utilities to deliver power-line telecommunications over the transmission grid.

      For the first six months following the first successful installed field site demonstration, Ambient has been granted by Cisco an exclusive license to market and sell the Products within the United States and a nonexclusive license to market and sell the Products world-wide outside the United States. Thereafter, Ambient has a non-exclusive world-wide license to sell and market the Products. The Agreement contemplates that the parties will negotiate the terms of the license and manufacturing rights, as well as other matters, relating to the Products. Under the terms of the Agreement, Ambient has to date invested $2 million in this project and is to expend, upon the achievement of certain specified development and testing milestones, an aggregate of $4,500,000 over the next eighteen to twenty four months.

      Either party may terminate the Agreement, and the licenses thereunder, at any time upon 30 days' prior notice to the other, provided, that if Cisco so terminates Agreement prior to the proof of concept, namely that the Router and the CPR facilitate the transmission of high speed data over the low voltage grid, then the $2,000,000 invested to date is to be returned to Ambient.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2001                      AMBIENT CORPORATION

                                            By: /s/ John Joyce,

                                            John Joyce,
                                            Chief Operating Officer